UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2008

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer
Identification No.)

2400 Xenium Lane North

Plymouth, Minnesota  55441

(Address of Principal Executive Offices)  (Zip Code)

(763) 551-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 9, 2008, Christopher & Banks Corporation (the “Company”) issued a press release disclosing material nonpublic information regarding the Company’s operating results for its fourth fiscal quarter and fiscal year ended March 1, 2008.  In the press release, the Company also announced that it anticipates its fiscal 2009 first quarter earnings per diluted share to range from $0.25 to $0.27.  The Company’s earnings guidance reflects the expectation that first quarter same-store sales will be roughly flat as compared to last year’s first quarter.

The press release issued on April 9, 2008 is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K and should be read in conjunction with the registrant’s reports on Forms 10-K, 10-Q and 8-K, and other publicly available information, which contain other important information about the registrant.

The information in this Current Report on Form 8-K, including Exhibit No. 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 2.06 Material Impairments.

Following the completion of the fourth quarter, the Company completed a review of its long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”).  In addition, the Company reviewed its goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”).

The Company concluded on April 9, 2008 that, based on its review of the current and projected future performance of certain under-performing stores, the carrying value of the assets at these stores exceeded the estimated fair values of these assets and the Company would record a pre-tax, non-cash charge of $6.0 million related to the impairment of these stores’ assets under SFAS No. 144.  Of this amount, $5.6 million related to the Company’s Acorn division.

In addition, because the SFAS No. 142 impairment test indicated that the estimated value of the goodwill attributable to Acorn was less than its respective carrying amount, on April 9, 2008 the Company concluded it would record a pre-tax, non-cash charge of $3.6 million to impair the full amount of goodwill related to Acorn.

The impairment charges under SFAS No. 144 and SFAS No. 142 are not expected to result in any future cash expenditures and do not affect the Company’s current cash position.

Item 7.01 Regulation FD Disclosure.

On April 9, 2008, the Company issued a press release announcing, among other things, the material impairment described in Item 2.06 of this Form 8-K.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(a)                        Financial statements:  None.

(b)                       Pro forma financial information:  None.

(c)                        Shell company transactions:  None.

(d)                       Exhibits:

99.1             Press release issued by the Company on April 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation

Date: April 9, 2008	By	: /s/ Andrew Moller
Andrew Moller
Executive Vice President
and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CHRISTOPHER & BANKS CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
April 9, 2008	001-31390

CHRISTOPHER & BANKS CORPORATION

EXHIBIT NO.	ITEM

99.1	Press release dated April 9, 2008